EXHIBIT 21

SUBSIDIARIES OF STERLING BANCSHARES, INC.

The following is a list of the subsidiaries of Sterling Bancshares, Inc.:

Sterling Bancorporation, Inc.

A Delaware corporation

PO Box 631

Wilmington, Delaware 19899

Sterling Bancshares Capital Trust I

A Delaware statutory business trust

15000 Northwest Freeway

Houston, Texas 77040

Sterling Bancshares Statutory Trust One

A Connecticut statutory business trust

2550 North Loop West, Suite 600

Houston, Texas 77092

CMCR Holding Company

A Delaware corporation

13100 Northwest Freeway

Houston, Texas 77040

Sterling Bank

A Texas state banking association

2550 North Loop West, Suite 600

Houston, Texas 77092

Sterling Bancshares Capital Trust II

A Delaware statutory business trust

15000 Northwest Freeway

Houston, Texas 77040

Sterling Bancshares Capital Trust III

A Delaware statutory business trust

15000 Northwest Freeway

Houston, Texas 77040

Plaza Bank

A Texas state banking association

400 W. Houston Street

San Antonio, Texas 78207